As filed with the Securities and Exchange Commission on August 10, 2001 Registration No. 33362822
===============================================================================
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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AMENDMENT NO. 1 TO THE FORM S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
INFORMATION ARCHITECTS CORPORATION
(Exact name of Registrant as specified in its charter)
NORTH CAROLINA 7372 87-0399301
------------------------------- ---------------------------- ----------------
(State or other jurisdiction of (Primary Standard Industrial (I.R.S. Employer incorporation organization) Classification Code Number) Identification
Number)
4064 Colony Road
Charlotte, North Carolina 28211
(704) 365-2324
(Address, including zip code and telephone number,
including area code, of Registrant's
principal executive offices)
----------------------
Robert F. Gruder
INFORMATION ARCHITECTS CORPORATION
4064 Colony Road
Charlotte, North Carolina 28211
(704) 365-2324
(Name, address, including zip code and telephone number, including area code, of agent for service)
----------------------
COPY TO:
Jason H. Scott
McGuireWoods LLP
100 North Tryon Street
Suite 2900
Charlotte, North Carolina 28202
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APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ] If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Title of Each Class of Proposed Maximum Proposed Maximum
Securities to be Amount to be Offering Price Per Aggregate Amount of Registered Registered (1) Share(2) Offering Price(2) Registration Fee (2)

Common Stock of Information 1,110,000 $2.125 $2,358,750 $590.00
Architects Corporation (par
value $.001 per share)

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE
OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.
BOWNE INTEGRATED TYPESETTING SYSTEM
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The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
SUBJECT TO COMPLETION, DATED AUGUST 10, 2001
1,110,000 Shares
Information Architects Corporation
--------------------
Common Stock
($0.001 par value)
-------------------------------------------
This prospectus relates to the public offering of shares of our common stock by the selling stockholder. Pursuant to a settlement agreement dated as of May 30, 2001, a total of 610,000 shares of our common stock may be issued or transferred to the selling stockholder, and an additional 500,000 shares of our common stock may be transferred to the selling stockholder upon a default on a promissory note. These 500,000 shares will be deposited in escrow with Zeldes, Needle & Cooper, A Professional Corporation as collateral for a non-recourse promissory note from Robert F. Gruder, our chairman and chief executive officer, to the selling stockholder.
We will not receive any of the proceeds from the sale of the shares.
We will pay all expenses of registration incurred in connection with this offering, but the selling stockholder will pay all of his selling commissions, brokerage fees and related expenses.
The selling stockholder has advised us that he will sell the shares from time to time in the open market, on the Nasdaq Stock Market, in privately negotiated transactions or a combination of these methods, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, at negotiated prices, or otherwise as described under "Plan of Distribution."
Our common stock is traded on the Nasdaq National Market (Nasdaq
Symbol: IARC). On AUGUST 9, 2001, the closing price of the common stock was $1.30 per share.
Our executive offices are located at 4064 Colony Road, Charlotte,
North Carolina 28211. Our telephone number at that address is (704) 365-2324. INVESTING IN THE COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. SEE
"RISK FACTORS" BEGINNING ON PAGE 1.
-------------------------------------------
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.
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The date of this prospectus is _____, 2001.
BOWNE INTEGRATED TYPESETTING SYSTEM
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TABLE OF CONTENTS
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
Page
----
Risk Factors.............................................................. 1
Where You Can Find More Information....................................... 6
The Company............................................................... 7
Recent Developments....................................................... 7
Use of Proceeds........................................................... 8
Selling Stockholder....................................................... 8
Plan of Distribution...................................................... 9
Legal Matters............................................................. 10
Experts................................................................... 11

We have authorized no one to give any information or to make any representations that are not contained in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus.
You must not rely on any unauthorized information.
This prospectus does not offer to sell or buy any shares in any jurisdiction where it is unlawful. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.
FORWARD-LOOKING STATEMENTS
This prospectus may contain forward-looking information within the meaning of the federal securities laws. The forward-looking information may include, among other information, statements concerning our outlook for the future; statements of belief; future plans, strategies or anticipated events; and similar information and statements concerning matters that are not historical facts.
The forward-looking information is subject to risks and uncertainties that may cause actual events to differ materially from our expectations.
Factors that could cause or contribute to these differences include, but are not limited to:
- the level of sales to key customers;
- the slowdown in corporate spending on information technology;
- actions by competitors;
- an adverse outcome in litigation, claims and other actions against us;
- technological changes and introductions of new competing
products; and
- other factors described under the heading "Risk Factors" in this prospectus.
BOWNE INTEGRATED TYPESETTING SYSTEM
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RISK FACTORS
In evaluating our business, prospective investors should carefully consider the following risks in addition to the other information in this prospectus or in the documents referred to in this prospectus. Any of the following risks could have a material adverse impact on our business, operating results and financial condition and result in a complete loss of your investment.
OUR LIMITED OPERATING HISTORY IN THE CONTENT AGGREGATION AND SYNDICATION BUSINESS MAY IMPEDE YOUR ABILITY TO EVALUATE OUR BUSINESS AND ITS FUTURE PROSPECTS.
We have operated in the content aggregation and syndication business for less than two years. Therefore, it may be difficult for you to evaluate us in making an investment decision. As of June 30, 2001 we had only received approximately $6.2 million of revenue from the content aggregation and syndication business, and we have never had a profitable quarter as a result of this business direction. Our content aggregation and syndication business is still in the early stages of development. Before buying our common stock, you should consider the risks and difficulties frequently encountered by companies in new and rapidly evolving markets, particularly those companies whose businesses depend on the Internet. These risks and difficulties, as they apply to us in particular, include:
- potential fluctuations in operating results and uncertain
growth rates;
- limited market acceptance of our products;
- concentration of our revenues in a single product suite; and
- our need to attract and train qualified personnel.
IF THE MARKET FOR E-BUSINESS DOES NOT GROW AS RAPIDLY AS WE ANTICIPATE, OUR FINANCIAL OBJECTIVES WILL NOT BE MET.
Our success is dependent on the continued growth of the market for
e-business, and if that market does not grow as rapidly as we anticipate, we may fail to achieve profitability. We dedicate all of our sales, marketing and product development efforts toward e-business. If these markets do not grow as rapidly as we expect, our financial objectives will not be met. A number of factors could prevent or hinder the growth of these markets, including the following:
- the unwillingness of additional customers to change their
traditional method of conducting commerce;
- the failure of the Internet network infrastructure to keep pace with continuing growth;
- adverse publicity and consumer concern about the security of electronic commerce transactions; and
- any new legislation or regulation, the application of laws and regulations from jurisdictions whose laws do not
currently apply to our business, or the application of
existing laws and regulations to the Internet and on-line
businesses.
OUR QUARTERLY OPERATING RESULTS ARE VOLATILE AND IF WE FAIL TO MEET THE EXPECTATIONS OF PUBLIC MARKET ANALYSTS AND INVESTORS, THE MARKET PRICE OF OUR COMMON STOCK MAY DECREASE SIGNIFICANTLY.
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Our quarterly operating results have fluctuated significantly in the past, and we expect them to continue to fluctuate in the future, which may result in a decrease in the price of our common stock. Since our operating results are volatile, we believe that period-to-period comparisons of our operating results are not a reliable indication of our future performance. It is possible that in some future periods our results of operations may not meet or exceed the expectations of public market analysts and investors and the price of our common stock may decline.
VOLATILITY IN OUR STOCK PRICE MAY ADVERSELY AFFECT OUR BUSINESS.
Fluctuations in the market price of our common stock may adversely affect our access to capital and financing and our ability to attract and retain qualified personnel. Historically, our common stock price and trading volume have fluctuated widely, with a 52-week range as of August 9, 2001 of a high of $6.375 to a low of $1.00. We expect fluctuations to continue in the future for a number of reasons, including the following:
- our success or failure in meeting market expectations of our quarterly or annual revenues, net income or earnings per
share;
- announcements by us or our competitors regarding new services and products or technological innovations; and
- announcements of unusual events, such as acquisitions.
OUR REVENUES DEPEND ON A SINGLE PRODUCT LINE.
A decline in demand for or in the selling price of our SmartCode(R)
products would have a direct negative effect on our primary source of revenues and could cause our stock price to fall. We expect all of our revenues in 2001 to be derived from software licenses and service fees from our suite of products related to the SmartCode technology. Our suite of products related to the SmartCode technology are at an early stage of commercialization and the level of market acceptance these products will attain is difficult to forecast. Our technology involves a new approach to the conduct of online business and, as a result, intensive marketing and sales efforts are necessary to educate prospective customers regarding the uses and benefits of our products. Market acceptance could be seriously impeded in the following circumstances:
- information services departments of potential customers
choose to create their own technology internally;
- competitors develop products, technologies or capabilities that render our SmartCode products and related services
obsolete or noncompetitive or that shorten the life cycles of these products and services; or
- our SmartCode products do not meet customer performance needs or fail to remain free of significant software defects or
technical failures.
VARIATIONS IN OUR SALES CYCLE COULD IMPACT THE TIMING OF OUR REVENUE CAUSING
OUR QUARTERLY OPERATING RESULTS TO FLUCTUATE.
A lengthy sales cycle has had and may to continue to have an impact on the timing of our revenue, which could cause our quarterly operating results to fluctuate. The period between our initial contact with a potential customer and the purchase of our software and services is often long and subject to delays associated with the budgeting, approval, and competitive evaluation processes, which frequently accompany significant capital expenditures such as the
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purchase of our software. We believe that a customer's decision to purchase our software and services is discretionary, involves a significant commitment of resources, and is influenced by customer budgetary cycles. To successfully sell our software and services, we generally must educate our potential customers regarding their use and benefits, which can require significant time and resources.
OUR CUSTOMER BASE IS RELATIVELY SMALL AT THIS TIME AND THE LOSS OF A MAJOR CUSTOMER COULD CAUSE OUR REVENUE TO DECLINE.
We may continue to derive a significant portion of our revenue from a relatively small number of customers in the future. If a major customer decided not to continue to use our services or renew its license to use our products, our revenue could decline and our operating results and financial condition could be harmed.
FAILURE TO RESPOND TO RAPID TECHNOLOGICAL CHANGE COULD ADVERSELY AFFECT OUR ABILITY TO GENERATE REVENUE.
If we are unable to improve existing services and products, offer new services, enhance our SmartCode technology and develop, acquire and market new products and services, we may not be able to generate profits from operations. New approaches to gather, exchange, integrate, personalize and syndicate information over the Internet based on new technologies and industry standards could render our SmartCode products obsolete and unmarketable. If we are unable to adequately respond to these changes, our revenues and market share could rapidly decline. In connection with the introduction of new products and enhancements, we could experience development delays and related cost overruns, which are not unusual in the software industry. Any delays in developing and releasing new products or enhancements to our SmartCode products could result in:
- cancellation of orders and license agreements, and customer dissatisfaction;
- negative publicity;
- loss of revenues; and
- slower market acceptance.
IF WE ARE UNABLE TO COMPETE SUCCESSFULLY WITH COMPANIES DEVELOPING THEIR OWN INTERNAL E-BUSINESS INFRASTRUCTURE SYSTEMS AND OTHER PROVIDERS OF E-BUSINESS INFRASTRUCTURE SOLUTIONS, WE WILL NOT ACHIEVE OUR FINANCIAL OBJECTIVES. Increased competition may result in price reductions, reduced gross margins and loss of market share, any of which could negatively impact our ability to sell our products at the price levels required to support our continuing operations. There is competition on two distinct levels:
- from in-house development efforts by potential customers, and
- from third party competitors.
Many of our competitors have longer operating histories, significantly greater financial, technical, marketing and other resources, significantly greater name recognition, and well-established relationships with current and potential customers of ours. In addition, it is possible that new competitors or alliances among competitors may emerge and rapidly acquire significant market share.
3
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IF WE ARE UNABLE TO INCREASE MARKET AWARENESS AND SALES OF OUR SMARTCODE
TECHNOLOGY, WE MAY FAIL TO ACHIEVE PROFITABILITY.
We need to substantially increase market awareness and sales of our
SmartCode technology and the related services we offer. Sales of the SmartCode technology and related services require a sophisticated sales effort targeted at multiple departments within an organization. If we are not successful in expanding our relationships with system integrators, enterprise software vendors and other third-party resellers and educating them regarding the use and benefits of our software and services, we may never achieve profitability. WE MAY NEED TO RAISE ADDITIONAL CAPITAL THAT MAY NOT BE AVAILABLE ON TERMS FAVORABLE TO US, IF AT ALL.
As of June 30, 2001, we had cash and cash equivalents of $7,691,359.
We expect that this will be sufficient to meet our need for capital until we begin to generate profits from operations. However, if we need to raise additional capital, we cannot be certain that we will be able to obtain additional financing on favorable terms, if at all. Any additional equity financing will be dilutive to stockholders, and debt financing will involve restrictive covenants which may limit our operating flexibility. If we are required to and cannot raise additional capital on acceptable terms, we may not be able to develop or enhance our products and services, take advantage of future opportunities or respond to competitive pressures or unanticipated requirements.
WE FACE POTENTIAL LIABILITY AS A RESULT OF PENDING SHAREHOLDER SUITS.
Between May 14, 1999 and July 13, 1999, we and current and former officers and directors were named as defendants in four purported class action lawsuits. The suits are filed in the United States District Court for the Western District of North Carolina. The legal costs incurred by us in defending ourselves and our officers and directors against this litigation, whether or not we prevail, could materially impact the operating results in the quarters in which those expenses are incurred. This litigation may be protracted and may result in a diversion of our management's attention and other resources. Further, if the plaintiffs prevail, we also could be required to pay damages that would materially impact the operating results in the quarter and year in which the damages are incurred and could materially impact our financial condition. The suits purport to be brought on behalf of a class of persons that purchased our common stock between November 14, 1997 and April 1, 1999 and allege violations of the federal securities laws. The suits seek class action status and an unspecified amount of damages, including compensatory damages, interest, attorney's and expert's fees and reasonable costs and expenses. Specifically, the suits have been consolidated and a lead plaintiffs' group and lead plaintiffs' counsel have been appointed by the court. On September 17, 1999, plaintiff's filed a consolidated and amended class action complaint. On October 17, 2000 we received an Order dismissing the lawsuit without prejudice. The court granted plaintiffs leave to file an amended complaint. On December
15, 2000 plaintiff's filed a second consolidated and amended class action complaint. On January 31, 2001, the defendants filed a motion to dismiss, and the Court has not yet ruled on that motion. While defendants deny any wrongdoing and intend to vigorously defend themselves, the outcome of the suits cannot be predicted at this time.
IF WE ARE UNABLE TO ADEQUATELY PROTECT OUR INTELLECTUAL PROPERTY RIGHTS, OUR BUSINESS COULD SUFFER.
4

Our success is dependent upon our ability to use our proprietary technology to create revenue-producing opportunities. If we are not able to adequately protect our proprietary technology, we will be required to seek revenue from sources other than our current proprietary technology. We currently protect our proprietary rights through a combination of patent, copyright, trademark and trade secret law, confidentiality agreements and contractual provisions. Provisions of our client agreements, including provisions protecting against unauthorized use, copying, transfer and disclosure, may be unenforceable under the laws of some jurisdictions. We are also required to negotiate limits on these provisions from time to time. We may not be able to adequately deter misappropriation of proprietary information or to detect unauthorized use and take appropriate steps to enforce our intellectual property rights.
IF OUR INTELLECTUAL PROPERTY RIGHTS ARE CHALLENGED, WE MAY FACE POTENTIAL LIABILITY.
In recent years, litigation involving patents and other intellectual property rights has increased. Patents exist which cover content aggregation and syndication software and services. We believe that we are either not using these patented solutions, software and services or have utilized them prior to the patent filing date. Regardless, we may be a party to litigation in the future to protect our intellectual property or for allegedly infringing other intellectual property rights. Such litigation may force us to do one or more of the following:
- cease selling or using products or services that incorporate the challenged intellectual property;
- obtain from the holder of the infringed intellectual property a license to sell or use the relevant technology, which
license may not be available on reasonable pricing or
business terms; or
- redesign our affected products or services at additional cost to us.
MR. GRUDER EXERCISES SIGNIFICANT CONTROL OVER US.
Mr. Gruder, our Chief Executive Officer and Chairman of the Board, is
presently the beneficial owner of approximately 17.9% of our outstanding common stock. Although Mr. Gruder's percentage ownership of our outstanding common stock may be reduced as a result any additional financing or the conversion or exercise of any outstanding convertible securities, Mr. Gruder will continue to be in a position to influence the election of directors and generally to direct our affairs, including significant corporate actions such as acquisitions, the sale or purchase of assets and the issuance and sale of our securities.
WE DO NOT PLAN TO PAY CASH DIVIDENDS ON OUR STOCK.
Since our inception, we have not paid, and do not intend to pay, any cash dividends on our common stock in the foreseeable future. As a result, an investor in the common stock would only receive a return on the investment if the market price of the common stock increases.
5
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WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, statements or other information that we file at the Securities and Exchange Commission's public reference room at 450 Fifth Street N.W., Washington, D.C. 20549 or at its regional public reference rooms in New York, New York and Chicago, Illinois. Please call the Securities and Exchange Commission at 1-800-SEC-0330 for further information on the operations and locations of the public reference rooms. Our Securities and Exchange Commission filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Securities and Exchange Commission at "http://www.sec.gov."
This prospectus is a part of a registration statement we filed with the Securities and Exchange Commission. As allowed by the rules of the Securities and Exchange Commission, this prospectus does not contain all of the information that can be found in the registration statement or in the exhibits to the registration statement. You should read the registration statement and its exhibits for a complete understanding of all of the information included in the registration statement.
The Securities and Exchange Commission allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference becomes part of this prospectus, and information that we file later with the Securities and Exchange Commission will automatically update and supercede this information. We incorporate by reference the documents listed below that we have previously filed with the Securities and Exchange Commission:
1. Annual Report on Form 10-K for the fiscal year ended December
31, 2000; and
2. Quarterly Report on Form 10-Q for the quarterly periods ended
March 31 and June 30, 2001.
We also incorporate by reference in this prospectus additional documents that we may file with the Securities and Exchange Commission under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus. These include periodic reports, such as annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.
You may obtain the documents incorporated by reference as described above. You may also request a copy of these filings, at no cost, from us by writing or telephoning us at:
Information Architects Corporation
4064 Colony Road
Charlotte, North Carolina 28211
(704) 365-2324

THE COMPANY
Commencing in the second quarter of 1999, we began delivering information management solutions that empower organizations to securely distribute digital content and functionality across the Internet. Our core product offerings are based on the SmartCode Framework, an open, patented, Java based framework which is a three dimensional graph that allows organizations the ability to reference information about particular fragments of content, data, presentation instructions, program code and security, as well as software applications and databases, including both structured and unstructured data formats. Our dynamic syndication solutions assist in the development and management of global content and functionality syndication from one source to any websites or Internet accessible devices. This dynamic syndication assists companies to improve data exchange and collaboration among co-workers, customers, suppliers and partners. SmartCode's dynamic aggregation technology enables users to access content and commerce functionality from any source, even multiple sources, which we anticipate will enhance the overall user experience and promote website loyalty.
RECENT DEVELOPMENTS
On May 25, 2001, our shareholders voted to approve our reincorporation from North Carolina to Delaware. On August 7, 2001, the Board of Directors to discontinue the merger due to business considerations. Also, in 1996, a lawsuit was filed against us, Mr. Gruder and Mr. Thomas J. Dudchik, our Senior Executive Vice President and Director in Connecticut Superior Court. Mr. Gruder and Mr. Dudchik were the incorporators of a Connecticut corporation named GEM Technologies, Inc. ("GEM"). GEM filed a Chapter 7 bankruptcy petition. The plaintiffs had notes that were convertible into an 8.72% undiluted interest in GEM. The lawsuit involves claims by plaintiffs that they were fraudulently induced to invest in GEM and to forego their conversion rights, that GEM wrongly transferred assets to a predecessor company of ours and that they were entitled to an 8.72% interest in GEM, and as such, in us. The case was tried, and the Court ruled that we were unrelated to GEM and ruled against Mr. Gruder on two counts. Plaintiffs were awarded a judgment of $175,000, plus interest and attorneys' fees, and fees and expenses of approximately $400,000 were awarded. The plaintiffs have appealed on the basis that the court denied their claim to convert the notes into our stock and Mr. Gruder has cross-appealed from the relief awarded against him. Mr. Gruder has agreed to indemnify and hold us harmless in the event of a judgment against him. In exchange, we have agreed to bear all costs of the lawsuit and the GEM bankruptcy case for Mr. Gruder and ourselves. We are participating in a Settlement Agreement, dated as of May 30, 2001, between Mr. Gruder, and the selling stockholder whereby we have agreed to deliver 275,000 shares of our common stock to the selling stockholder and
Robert F. Gruder will deliver 335,000 shares of our common stock to the selling stockholder and deliver a non-negotiable promissory note in the amount of $600,000 to the selling stockholder. Mr. Gruder will also deposit 500,000 shares of our common stock to be held in escrow as security for that note. In connection with the settlement, the selling stockholder shall release us and
Mr. Gruder from liability under the litigation and shall dismiss his claims against us and Mr. Gruder.
7
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 21649
Lines: 52 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
(BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: S-3, Doc: 1, Page: 12
Description: FORM S-3
Validation: Y Ed#: 2 SN: 0 PN: 013.00.00.00 JB: G70022 [E/O] *G70022/013/2*
Our offer to participate in the Settlement Agreement served as an inducement to Mr. Gruder to enter into the Settlement Agreement and to absorb the majority of the financial burden of the settlement. In addition, and because we had agreed to bear all costs of the lawsuit on behalf of Mr. Gruder and ourselves, we concluded that it was in our best interests to avoid future legal costs which could be substantial. We also concluded that further litigation could be disruptive to us and our management and that the costs and expenses of continuing litigation in this matter outweigh the costs of the settlement. For all of these reasons, we elected to participate in the settlement.
USE OF PROCEEDS
We will not receive any proceeds from the sale of the shares offered by the selling stockholder.
SELLING STOCKHOLDER
The Company has entered into a settlement agreement, dated as of May
30, 2001, pursuant to which Mark B. Fisher has accepted 610,000 shares of our common stock. Of these shares, 335,000 belong to Mr. Gruder personally. Mr. Fisher will also receive a non-negotiable, non-recourse promissory note from
Mr. Gruder in the principal amount of $600,000, and Mr. Gruder will deposit 500,000 shares of his personal stock in escrow with Zeldes, Needle & Cooper, Professional Corporation as collateral for the non-recourse promissory note. This prospectus offers 610,000 shares that Mr. Fisher will receive pursuant to the settlement agreement, as well as up to 500,000 shares deposited in escrow as collateral for the note, for a total of 1,110,000 shares.
The selling stockholder is not an affiliate of us and has not had any position, office or other material relationship with us within the past three years. We are registering and the selling stockholder may offer pursuant to the registration statement of which this prospectus forms a part, all of the shares of common stock that the selling stockholder may acquire in connection with the settlement agreement. In addition, we are registering and the selling stockholder may offer, if Mr. Gruder defaults on the note, the common stock being used as collateral for the note.
The following table sets forth the aggregate number of shares of common stock held by the selling stockholder and offered by the selling stockholder pursuant to this prospectus. The following table also sets forth the percentage of all shares of common stock held by the selling stockholder after giving effect to the offering based on 32,039,373 shares of common stock outstanding as of June 30, 2001.
------------------------
8
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 36472
Lines: 64 Name: INFORMATION ARCHITECTS
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
(BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: S-3, Doc: 1, Page: 13
Description: FORM S-3
Validation: Y Ed#: 1 SN: 0 PN: 014.00.00.00 JB: G70022 [E/O] *G70022/014/1*

Number of Shares
Beneficially Number of Percent of
Owned Before Shares Outstanding
Offering and Number of Deposited as Shares Owned Common Stock
Shares Deposited Shares Collateral After the Owned After
Name of Selling Stockholder as Collateral Offered(1) For Note Offering Offering
----------------- --------- --------- ------- ------- ------
Mark B. Fisher 1,110,000 1,110,000 500,000 0 0

------------------------
1. Includes 500,000 shares deposited in escrow as collateral, which shares may be sold hereunder if the shares are released from the escrow to the selling stockholder.
PLAN OF DISTRIBUTION
The selling stockholder has advised us that the common stock may be sold or distributed from time to time by the selling stockholder, directly to one or more purchasers, including pledgees, or through brokers, dealers or underwriters who may act solely as agents or may acquire common stock as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The common stock may be sold by one or more of the following distribution methods:
- ordinary broker' transactions, which may include long or
short sales;
- transactions involving cross or block trades, or otherwise on the Nasdaq National Market;
- purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus;
- "at the market" to or through market makers or into an
existing market for the common stock;
- in other ways not involving market makers or established
trading markets, including direct sales to purchasers or
sales effected through agents;
- through transactions in options, swaps or other derivatives
(whether exchange-listed or otherwise);
- pursuant to Rule 144 under the Securities Act of 1933, as
amended (the "Securities Act"); or
- any combination of the foregoing, or by any other legally
available means.
9

In addition, the selling stockholder may enter into hedging transactions with broker-dealers who may engage in short sales of common stock in the course of hedging the positions they assume with the selling stockholder.
The selling stockholder may also enter into option or other
transactions with broker-dealers that require the delivery by these broker-dealers of the common stock, which common stock may be resold thereafter pursuant to this prospectus. In connection with any sales, the selling stockholder and any brokers or dealers participating in these sales may be deemed to be underwriters within the meaning of the Securities Act. We will receive no part of the proceeds of sales made pursuant to this prospectus.
Any broker-dealer participating in these transactions as agent may receive commissions from the selling stockholder or purchasers of the shares offered by this prospectus, and, if they act as agent for the purchaser of the shares, from that purchaser. The selling stockholder will pay usual and customary brokerage fees. Broker-dealers may agree with the selling stockholder to sell a specified number of shares at a stipulated price per share, and, to the extent a broker-dealer is unable to do so acting as agent for the selling stockholder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholder. Broker-dealers who acquire shares as principal may thereafter resell these shares from time to time in transactions, which may involve cross and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above, in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and in connection with these resales may pay to or receive from the purchasers of these shares commissions computed as described above.
We have advised the selling stockholder that Regulation M promulgated under the Exchange Act may apply to our sales in the market, have furnished the selling stockholder with a copy of this regulation and have informed him of the need for delivery of copies of this prospectus. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act. Any commissions paid or any discounts or concessions allowed to any broker-dealers, and any profits received on the resale of such shares, may be deemed to be underwriting discounts and commissions under the Securities Act if any broker-dealers purchase shares as principal. We have agreed to indemnify the selling stockholder against certain liabilities, including liabilities under the Securities Act.
Any shares of common stock which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under that Rule rather than pursuant to this prospectus.
There can be no assurance that the selling stockholder will sell any or all of the shares of common stock offered by him hereunder.
LEGAL MATTERS
The validity of the common stock offered pursuant to this prospectus will be passed upon for us by McGuireWoods LLP, Charlotte, North Carolina.
10
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 7390
Lines: 13 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
(BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: S-3, Doc: 1, Page: 15
Description: FORM S-3
Validation: Y Ed#: 1 SN: 0 PN: 016.00.00.00 JB: G70022 [E/O] *G70022/016/1*

EXPERTS
The financial statements appearing in our Annual Report Form 10-K for the year ended December 31, 2000, have been audited by Holtz Rubenstein & Co., LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.
11
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 54085
Lines: 24 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: S-3, Doc: 1, Page: 16
Description: FORM S-3
Validation: Y Ed#: 1 SN: 0 PN: 017.00.00.00 JB: G70022 [E/O] *G70022/017/1*

1,110,000 SHARES
INFORMATION ARCHITECTS
CORPORATION
COMMON STOCK
--------------
PROSPECTUS
--------------
________, 2001

INFORMATION ARCHITECTS CORPORATION
REGISTRATION STATEMENT ON FORM S-3
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item
Number
------
Item 14 Other Expenses of Issuance and Distribution.
The following table sets forth costs and expenses of the sale and distribution of the securities being registered. All amounts except Securities and Exchange Commission fees are estimates.
Registration Statement--Securities and Exchange Commission.... $ 590
Accounting fees............................................... $ 1,500
Legal fees ................................................... $ 5,000
-------
Total......................................................... $ 7,090
=======
Item 15 Indemnification of Directors and Officers.
Reference is made to the North Carolina Business Corporation Act, G.S.
55-8-52 and 55-8-56, which provides that unless limited by our articles of incorporation, a North Carolina corporation must indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any actual or threatened proceeding to which he was, or was threatened to be made, a party because he is or was a director or officer of the corporation. This statutory right of indemnification covers all reasonable expenses incurred by the officer or director in connection with the proceeding, including counsel fees.
A North Carolina corporation can eliminate an individual's statutory right to indemnification. However, our Bylaws provide that directors and officers shall have the right to be indemnified "to the fullest permitted by law" and further provide that expenses incurred by an officer or director shall be paid in advance of the final disposition of any investigation, action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by us.
In addition, a North Carolina corporation may, but is not required to, indemnify a director or officer against liability who has been named or threatened to be named a party to a proceeding because he is or was acting in that capacity if the officer or director (i) conducted himself in good faith,
(ii) had the reasonable belief that his conduct was in the corporation's best interests if he was acting in his official capacity, or if not acting in an official capacity, a reasonable belief that his conduct was not opposed to the corporation's best interests, and (iii) in the case of a criminal proceeding, had no reasonable cause to believe his conduct was unlawful. A North Carolina corporation may also purchase and maintain insurance on behalf of an officer or director against liability incurred by him in that capacity, whether or not the corporation would have the power to indemnify him under the statutory provisions of North Carolina.
II-1
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 53691
Lines: 62 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
(BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: S-3, Doc: 1, Page: 18
Description: FORM S-3
Validation: Y Ed#: 2 SN: 0 PN: 019.00.00.00 JB: G70022 [E/O] *G70022/019/2*
Item 16 Exhibits.

Exhibit
Number
------
4.1 Registration Rights Agreement, dated as of May 30, 2001.
5.1 Opinion of McGuireWoods LLP.
10.1 Settlement Agreement, dated as of May 30, 2001.
23.1 Consent of Holtz Rubenstein & Co., LLP, independent auditors.
23.2 Consent of McGuireWoods LLP (included in Exhibit 5.1).
24.1 Power of Attorney (included in signature page).
-----------------------------------------------------------------------

Item 17 Undertakings.
The undersigned hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(a) to include any prospectus required by Section 10(a)(3) of the Securities Act;
(b) to reflect in the prospectus any facts or events arising after the effective date of this registration statement, or the most recent post-effective amendment hereof, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered, if the total dollar value of securities offered would not exceed that which was registered, and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b), if in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee;"
(c) to include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that the undertakings set forth in paragraphs (a) and (b) above shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by us pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in this registration statement.
II-2
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 13350
Lines: 63 Name: INFORMATION ARCHITECTS
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
(BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: S-3, Doc: 1, Page: 19
Description: FORM S-3
Validation: Y Ed#: 2 SN: 0 PN: 020.00.00.00 JB: G70022 [E/O] *G70022/020/2*
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. If a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by a director, officer or controlling person of ours in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.
The undersigned hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of our annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act, and, when applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by us pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective. For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
The undersigned hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Exchange Act; and, where interim financial information required to be presented by Article 3 of Regulation S-X is not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
II-3

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, we certify that we have reasonable grounds to believe that we meet all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed by the following persons in the capacities and on the dates indicated in the city of Charlotte, state of North Carolina, on June 12, 2001.
INFORMATION ARCHITECTS CORPORATION
By: /s/ Robert F. Gruder
----------------------------------------
Robert F. Gruder
Chief Executive Officer and Chairman
Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby appoints Robert F. Gruder as such person's true and lawful attorney, with full power for him to sign, for such person and in such person's name and capacity indicated below, any and all amendments to this registration statement, hereby ratifying and confirming such person's signature as it may be signed by said attorney to any and all amendments.
SIGNATURE TITLE DATE
-------------------------- ------------------------ -------------
/s/ Robert F. Gruder Chief Executive Officer June 12, 2001 -------------------------- and Chairman of the Board
(Robert F. Gruder) (Principal Executive Officer)
/s/ J. Wayne Thomas Chief Financial Officer June 12, 2001 -------------------------- (Principal Financial and
(J. Wayne Thomas) Accounting Officer)
/s/ Thomas J. Dudchik Senior Vice President and June 12, 2001 -------------------------- Director
(Thomas J. Dudchik)
/s/ Richard J. Blumberg Director June 12, 2001
--------------------------
(Richard J. Blumberg)
II-4
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 15089
Lines: 25 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
(BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: S-3, Doc: 1, Page: 21
Description: FORM S-3
Validation: Y Ed#: 2 SN: 0 PN: 022.00.00.00 JB: G70022 [E/O] *G70022/022/2*

INDEX TO EXHIBITS

Exhibit
Number Description of Exhibit
------ ----------------------
4.1 Registration Rights Agreement, dated as of May 30, 2001.
5.1 Opinion of McGuireWoods LLP.
10.1 Settlement Agreement, dated as of May 30, 2001.
23.1 Consent of Holtz Rubenstein & Co., LLP, independent auditors.
23.2 Consent of McGuireWoods LLP (included in Exhibit 5.1).
24.1 Power of Attorney (included in signature page).
-----------------------------------------------------------------------

REGISTRATION RIGHTS AGREEMENT

EXHIBIT 4.1
REGISTRATION RIGHTS AGREEMENT
REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of
May 30, 2001, between Mr. Robert F. Gruder ("Mr. Gruder"), Information Architects Corporation, a North Carolina corporation, ("IARC"), and Mark B. Fisher ("Mr. Fisher") (collectively, the "Parties").
WHEREAS, the Parties and others have entered into a Settlement
Agreement dated as of May 30, 2001 (the "Settlement Agreement"), pursuant to which, among other things, Mr. Gruder shall cause (1) 610,000 shares of Common Stock, which shares may include, in addition to the outstanding shares of Common Stock of IARC owned by Mr. Gruder, shares of Common Stock issued by IARC, and
(2) a non-negotiable promissory note in the principal amount of $600,000 (the "Non-Recourse Note"), in the form annexed as EXHIBIT F to the Settlement Agreement, together with the Security Agreement in the form annexed as EXHIBIT G to the Settlement Agreement, to be delivered to Mr. Fisher, in accordance with this Agreement and the Settlement Agreement, as part of the settlement;

WHEREAS, Mr. Gruder will cause 500,000 shares of Common Stock to be deposited in escrow with ZNC pursuant to the Stock Escrow Agreement annexed as EXHIBIT H to the Settlement Agreement, which shares shall constitute the sole collateral of the Non-Recourse Note subject to the Security Agreement. NOW, THEREFORE, in consideration of mutual covenants and agreements hereinafter contained and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Parties hereto agree as follows:
SECTION 1. Definitions. As used in this Agreement, the
following capitalized words and terms shall have the following meanings:
(a) "Agreement" shall have the meaning set forth in
the recitals.
(b) "Commission" shall mean the Securities and
Exchange Commission.
(c) "Common Stock" or "Common Shares" shall mean the
Common Stock, $.001 par value, of IARC.
(d) "Exchange Act" shall mean the Securities Exchange
Act of 1934, as amended from time to time, including the rules and regulations of the Commission thereunder.
(e) "Final Order" shall mean the event as described
in Paragraph 7 of the Settlement Agreement.
(f) "IARC" shall have the meaning set forth in the
recitals.
(g) "Mr. Fisher" shall have the meaning set forth in
the recitals.
(h) "Mr. Gruder" shall have the meaning set forth in
the recitals.
2

(i) "Non-Recourse Note" shall have the meaning set
forth in the recitals.
(j) "Parties" shall have the meaning set forth in the
recitals.
(k) "Person" shall mean an individual, partnership,
corporation, limited liability entity, trust or unincorporated organization, or a government agency or political subdivision thereof.
(l) "Prospectus" shall mean the prospectus included
in the Registration Statement, as amended or supplemented by any prospectus supplement, with respect to the offering of the Shares and all other amendments, and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.
(m) "Registration Date" shall mean the date the
Registration Statement is declared effective by the Securities and Exchange Commission.
(n) "Registration Statement" shall mean the
registration statement to be filed with the Commission under the Securities Act which covers the Shares pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.
(o) "Securities Act" shall mean the Securities Act of
1933, as amended from time to time, including the rules and regulations of the Commission thereunder.
(p) "Security Agreement" shall mean have the meaning
set forth in the recitals.
3

(q) "Settlement Agreement" shall mean the meaning set
forth in the recitals.
(r) "Shares" shall mean the 610,000 Common Shares
that Mr. Gruder shall cause to be delivered to Mr. Fisher and the
500,000 Common Shares to be deposited in escrow as collateral for
Non-Recourse Note pursuant to this Agreement and the Settlement
Agreement.
(s) "ZNC" shall mean Zeldes, Needle & Cooper, A
Professional Corporation.
The capitalized terms used in this Agreement and not
defined herein shall have the meanings set forth in
the Settlement Agreement.
SECTION 2. Deliverance and Acceptance of the Shares. Upon an
entry of the Final Order Mr. Gruder agrees to cause the following to be delivered to Mr. Fisher: (1) 275,000 Common Shares to be issued by IARC, (2) 335,000 of his personal Common Shares, and (3) the Non-Recourse Note. Mr. Gruder will simultaneously cause 500,000 of his personal Common Shares, which are to serve as sole collateral for the Non-Recourse Note, to be delivered to ZNC in escrow. The 335,000 personal Common Shares and the 500,000 personal Common Shares of Mr. Gruder will be transferred in a transaction exempt from registration pursuant to the so-called Section 4 (1 1/2) exemption under the Securities Act and the 275,000 Common Shares to be issued by IARC will be issued in a transaction exempt from registration pursuant to the Section 4(2) exemption under the Securities Act. Mr. Gruder and IARC will cause the Shares to be registered for resale under the Securities Act in accordance with Section 3 below. Mr. Fisher agrees to accept the Shares in accordance with the Settlement Agreement.
4

SECTION 3. Registration.
SECTION 3.1. Registration of the Shares. In accordance with this Agreement and the Settlement Agreement, (i) Mr. Gruder and IARC will use their best efforts to effect registration of the Shares under the Securities Act to permit the resale of the Shares by Mr. Fisher from time to time, in accordance with the intended method or methods of disposition thereof, and (ii) IARC will:
(a) prepare and file with the Commission, no later than the
third business day after Mr. Fisher provides the information required by Section
6.2 of this Agreement, or August 10, 2001, whichever is later, the Registration Statement on Form S-3, or any other appropriate form under the Securities Act, which form shall be available for the resale of the Shares by Mr. Fisher from time to time, in accordance with the intended method or methods of distribution thereof, and use their best efforts to cause the Registration Statement to become effective as soon as reasonably practicable after the Final Order; provided that before filing the Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, IARC and Mr. Gruder will furnish to Mr. Fisher copies of all such documents proposed to be filed;
(b) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement and all reports under the Exchange Act incorporated by reference therein as may be necessary to keep the Registration Statement in effect and current for a period of two (2) years (plus the number of days of any discontinuance pursuant to Section 4 hereof) from the Registration Date; cause the Prospectus to be supplemented by any required prospectus supplement; and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the
5
disposition of all of the Shares during the applicable period in accordance with the intended methods of disposition by Mr. Fisher thereof set forth in the Registration Statement or Prospectus;
(c) notify Mr. Fisher (1) when a Prospectus or any prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, (4) of the receipt by IARC of any notification with respect to the suspension of the qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (5) of the happening of any event which requires the making of any changes in the Registration Statement or Prospectus so that such documents will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; and
(d) furnish to Mr. Fisher without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) and deliver to Mr. Fisher, without charge, as many copies of the Prospectus and any amendment or supplement thereto as such Persons may reasonably request; IARC consents to the use of such Prospectus or any amendment or supplement thereto by Mr. Fisher, in connection with the offering and sale of the Shares, subject to the provisions of Section 4 hereof.
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
IARC may require Mr. Fisher to furnish to IARC such
information regarding the distribution of the Shares as IARC may from time to time reasonably request in writing.
SECTION 3.2. Blue Sky. Mr. Gruder and IARC will use their best efforts to register or qualify the Shares for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as Mr. Fisher may reasonably request; use their reasonable efforts to keep each such registration or qualification effective during the period the Registration Statement is required to be kept effective; and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Shares; provided that IARC will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject.
SECTION 4. Discontinuance in Certain Events. (a) Upon Mr.
Fisher's receipt of written notice from IARC of the happening of any event of the kind described in Sections 3.1(c)(2), 3.1(c)(3), 3.1(c)(4) or 3.1(c)(5)
hereof, Mr. Fisher will forthwith discontinue disposition of the Shares until Mr. Fisher's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 3.1(c)(1) hereof, or until Mr. Fisher is advised in writing by IARC that the use of the applicable Prospectus may be resumed and Mr. Fisher has received copies of any additional or supplemental filings which are incorporated by reference in such Prospectus, and, if so directed by IARC, Mr. Fisher will deliver to IARC all copies, other than permanent file copies then in Mr. Fisher's possession, of the Prospectus covering the Shares current at the time of receipt of such notice.
(b) Upon Mr. Fisher's receipt of written notice from IARC to the effect that IARC is engaged in negotiations looking towards its participation in a material merger,
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
acquisition or other form of business combination or any other transaction which is material to IARC which, based on written advice from its counsel, may require disclosure for the Shares to be sold pursuant to the Registration Statement in compliance with law, Mr. Fisher will forthwith discontinue disposition of the Shares until Mr. Fisher is advised in writing by IARC that such disclosure has been made or become unnecessary (which advice shall be promptly provided), it being understood that IARC will in a timely manner make all public disclosure required by law and the disclosure policies of the NASDAQ National Market System (the "National Market").
(c) At any time following the expiration of six months from
the Registration Date, IARC shall have the right to require Mr. Fisher to discontinue disposition of the Shares at any time from and after the date it has filed a registration statement with the Commission in connection with an underwritten offering of its Common Stock through and until 15 days after the closing of such sale, to the extent required by the managing underwriters of such offering and notified to Mr. Fisher in writing by IARC or such managing underwriters; provided, however, IARC may utilize such right only once in any twelve-month period.
(d) If Mr. Fisher is required by any of the events set forth in paragraphs (a), (b) or (c) of this Section 4 to discontinue disposition of any amount of the Shares, the two-year period referred to in Section 3.1(b) shall be extended by the number of days which elapse from the date such discontinuance is required to the date Mr. Fisher receives notice of the cessation of such discontinuance.
SECTION 5. Registration Expenses.
SECTION 5.1. Expenses Incurred by Mr. Gruder and IARC. All
expenses of Mr. Gruder and IARC incident to Mr. Gruder and IARC's performance of or compliance with this Agreement, including all registration and filing fees, including fees with respect to filings
8
required to be made with the National Association of Securities Dealers, fees and expenses of compliance with securities or blue sky laws, printing expenses, and fees and disbursements of counsel for IARC and of the independent certified public accountants of IARC, will be borne by Mr. Gruder and IARC. Mr. Gruder and IARC will, in addition, pay their internal expenses (including, without limitation, all salaries and expenses of IARC's officers and employees performing legal or accounting duties), the expense of any annual or other audits, the fees and expenses incurred in connection with the listing of the Shares on any securities exchange on which the Common Stock of IARC is then listed and the fees and expenses of any Person, including special experts, retained by Mr. Gruder or IARC.
SECTION 5.2. Expenses Incurred by Mr. Fisher. All expenses
incurred by Mr. Fisher incident to Mr. Fisher's performance or compliance with this Agreement shall be borne by Mr. Fisher, and Mr. Gruder and IARC shall have no liability or obligation with respect thereto.
SECTION 6. Indemnification.
SECTION 6.1. Indemnification by Mr. Gruder and IARC. Mr.
Gruder and IARC, jointly and severally, agree to indemnify and hold harmless, to the full extent permitted by law, Mr. Fisher against all losses, claims, damages and liabilities, and to reimburse such indemnified party for any legal or other expenses as and when incurred in connection with investigating or defending against any such losses, claims, damages or liabilities, caused by any untrue or alleged untrue statement of a material fact contained in the Registration Statement, Prospectus or preliminary prospectus, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are contained in any information furnished in writing for inclusion in the Registration Statement to Mr. Gruder and IARC by Mr. Fisher.
9

SECTION 6.2. Indemnification by Mr. Fisher. Mr. Fisher will
furnish to IARC and Mr. Gruder in writing such information as Mr. Gruder and IARC reasonably request for use in connection with the Registration Statement or Prospectus and Mr. Fishers agrees to indemnify, to the fullest extent permitted by law, Mr. Gruder and IARC, IARC's directors and officers and each Person who controls IARC (within the meaning of the Securities Act) against any losses, claims, damages and liabilities, and to reimburse for any legal or other expenses incurred in connection with investigating or defending against any such losses, claims, damages or liabilities, caused by any untrue or alleged untrue statement of a material fact required to be stated in the Registration Statement or Prospectus or preliminary prospectus, or necessary to make the statements therein not misleading, to the extent that such untrue statement or omission is contained in any information so furnished in writing by Mr. Fisher to IARC for inclusion in the Registration Statement or Prospectus. In no event shall the liability of Mr. Fisher hereunder be greater in amount than the aggregate dollar amount of the proceeds received by Mr. Fisher upon the sale of the Shares giving rise to such indemnification obligation.
SECTION 6.3. Delivery of Prospectus. The indemnity provisions in Sections 6.1 and 6.2 above are subject to the condition that, insofar as they relate to any untrue statement (or alleged untrue statement) or omission (or alleged omission) made in a preliminary prospectus, but eliminated or remedied in the amended Prospectus on file with the Commission at the time the Registration Statement becomes effective, such indemnity provisions shall not inure to the benefit of any Person selling the Shares if IARC has previously delivered copies of such Prospectus to such Person and if a copy of the Prospectus was not furnished to the Person or entity asserting the loss, liability, claim or damage at or prior to the time such action is required by the Securities Act.
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
SECTION 6.4. Conduct of Indemnification Proceedings. Any
Person entitled to indemnification hereunder will (1) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (2) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party, provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless
(a) the indemnifying party has agreed to pay such fees or expenses, or (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) in the reasonable judgment of any such Person and the indemnifying party, based upon advice of their respective counsel, a conflict of interest may exist between such Person and the indemnifying party with respect to such claims (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person). If such defense is not assumed by the indemnifying party, the indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld). No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include, as an unconditional term thereof, the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation. An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim, will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party, a conflict
11
of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim, in which event, the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel or counsels.
SECTION 7. Representations and Warranties.
SECTION 7.1. Representations and Warranties of IARC and Mr.
Gruder. IARC represents and warrants, and agrees with Mr. Fisher that:
(a) On the Registration Date, when any amendment thereto
becomes effective (including the filing of any document incorporated by reference in the Registration Statement), when any supplement to the Prospectus is filed with the Commission and at all times when the Prospectus may be delivered in connection with sales of the Shares by Mr. Fisher, (1) the Registration Statement and the Prospectus will comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act and
(2) neither the Registration Statement nor the Prospectus will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that IARC makes no representation or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with information furnished in writing to IARC by the Mr. Fisher specifically for use in connection with the preparation of the Registration Statement and the Prospectus;
(b) The documents to be incorporated by reference in the
Registration Statement, the Prospectus, any amendment or supplement thereto or any preliminary prospectus, when they become effective under the Securities Act or were or are filed with the Commission
12
under the Exchange Act, as the case may be, conform or will conform in all material respects with the requirements of the Securities Act or the Exchange Act, as applicable;
(c) The financial statements of IARC to be set forth or
incorporated by reference in the Registration Statement and Prospectus at any time will fairly present the financial condition of IARC as of the dates indicated and the results of operations and changes in financial position for the periods therein specified in conformity with generally accepted accounting principles consistently applied throughout the periods involved (except as otherwise stated therein);
(d) IARC has been duly incorporated and is an existing
corporation in good standing under the laws of its jurisdiction of incorporation, has full power and authority (corporate and other) to conduct its business as described in the Registration Statement and Prospectus and is duly qualified to do business in each jurisdiction in which it owns or leases real property or in which the conduct of its business requires such qualification except where the failure to be so qualified, considering all such cases in the aggregate, does not involve a material risk to the business, properties, financial position or results of operations of IARC; and all of the outstanding shares of capital stock of each such subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and (except as otherwise stated in the Registration Statement) are owned beneficially by IARC subject to no security interest, other encumbrance or adverse claim;
(e) The outstanding shares of Common Stock of IARC and the
Shares have been duly authorized and are, or when issued as contemplated hereby will be, validly issued, fully paid and non-assessable and conform, or when so issued will conform, to the description thereof in the Prospectus;
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
(f) Except as shall be set forth in the Prospectus, there is not pending or, to the knowledge of Mr. Gruder or IARC, threatened any action, suit or proceeding to which IARC is a party, before or by any court or governmental agency or body, that might result in any material adverse change in the condition (financial or other), business, prospects, net worth or results of operations of IARC, or might materially and adversely affect the properties or assets thereof;
(g) All contracts or documents of IARC that are required to be filed as exhibits to the Registration Statement or to any of the documents incorporated by reference therein by the Securities Act or the Exchange Act or by the rules and regulations of the Commission thereunder will be so filed;
(h) The performance of this Agreement and the consummation of the transactions herein contemplated will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, any agreement or instrument to which Mr. Gruder or IARC is a party or by which either is bound or to which any of the property of Mr. Gruder or IARC is subject, IARC's charter or by-laws, or any order, rule or regulation of any court or governmental agency or body having jurisdiction over IARC or any of its properties; no consent, approval, authorization or order of, or filing with, any court of governmental agency or body is required for the consummation of the transactions contemplated by this Agreement in connection with the issuance or transfer of the Shares, except such as may be required under the Securities Act or state securities laws; and Mr. Gruder and IARC have full power and authority to authorize, issue and transfer the Shares as contemplated by this Agreement, free of any preemptive rights;
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
(i) Mr. Gruder and IARC have not individually or collectively undertaken to advertise, generally solicit, sell or transfer the Shares to the public and have not participated in any action, with respect to the Shares constituting a public offering.
(j) Mr. Gruder represents that he has title to the 335,000
Common Shares to be transferred to Mr. Fisher, and the 500,000 Common Shares to be delivered to ZNC in escrow as sole collateral for the Non-Recourse Note, free and clear of all liens and encumbrances.
(k) IARC agrees to:
(i) cause public information with respect to
IARC to be available, as set forth in Rule
144 or any comparable rule or regulation
under the Securities Act, at all times;
(ii) use its best efforts to file with the
Commission in a timely manner all reports
and other documents required of IARC under
the Securities Act and the Exchange Act; and
(iii) furnish to Mr. Fisher forthwith upon request
a written statement by IARC as to its
compliance with the Current Public
Information condition of Rule 144(c) and
under the Securities Act.
SECTION 7.2. Representations and Warranties By Mr. Fisher.
Mr. Fisher understands that the Shares initially issued and
transferred are not registered under the Securities Act. Mr. Fisher also understands that the 335,000 personal Common Shares and the 500,000 personal Common Shares of Mr. Gruder in IARC are being transferred in a transaction exempt from registration pursuant to the so-called Section 4(1 1/2) exemption under the Securities Act. Mr. Fisher also understands that the 275,000 Common Shares to be issued by IARC will be issued in a transaction exempt from registration pursuant to the Section 4(2) exemption under the Securities Act. Furthermore, Mr. Fisher understands that the Shares are not registered under any state securities laws and are sold in reliance upon the exemptions from registration provided under such laws. Mr. Fisher makes the following
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
agreements, representations and warranties with the intent that the same may be relied upon by Mr. Gruder and IARC in determining his suitability as a receiver of the Shares:
(a) The Shares are unregistered and are restricted and will
not be freely alienable and transferable until the Registration Statement becomes effective;
(b) Mr. Gruder and IARC have made available to Mr. Fisher all documents and information that Mr. Fisher has requested relating to an investment in IARC, have afforded Mr. Fisher the opportunity to discuss this investment with and to ask questions of Mr. Gruder or representatives of IARC concerning the terms and conditions of the offering of the Shares, and have provided answers to all such questions concerning such offering. Mr. Fisher has examined or has had the opportunity to examine before the date hereof all information that he deems to be material to an understanding of IARC, the business of IARC and the offering of the Shares, and has had the opportunity to obtain any additional information that is necessary to verify the accuracy of all information made available to Mr. Fisher by Mr. Gruder and IARC;
(c) Mr. Fisher acknowledges that the Shares will be acquired solely by and for his own account (with no other person having any beneficial interest in the Shares), and are not being purchased for resale or distribution, except as permitted under the Securities Act; Mr. Fisher has no contract, undertaking, agreement or arrangement with any person to sell, transfer or pledge to such person or anyone else the Shares (or any interest therein) being issued or transferred, as the case may be, pursuant to the Settlement Agreement, or any part thereof; the financial condition of Mr. Fisher is such that he has no need for liquidity with respect to his investment in the Shares and no present or foreseeable need to dispose of any portion of the Shares to satisfy any existing or contemplated undertaking or indebtedness; and the overall commitment by Mr. Fisher to various investments which are not readily marketable is not
16
disproportionate to his net worth and will not become excessive as a result of his investment in the Shares;
(d) Mr. Fisher has such knowledge and experience in financial, investment and business matters that he is capable of evaluating the merits and risks of any investment in the Shares;
(e) Mr. Fisher has a current net worth such that he is able to bear the economic risk of his investment in the Shares for an indefinite period of time, and the loss of his entire investment in the Shares would not materially adversely affect Mr. Fisher;
(f) Mr. Fisher expressly acknowledges that:
(i) He is not dependent upon a current return
with respect to his investment in the
Shares,
(ii) Neither Mr. Gruder, IARC, nor any other
person acting on behalf of IARC offered to
sell to Mr. Fisher any Shares by means of
any form of general solicitation or
advertising, such as media advertising;
(g) Mr. Fisher acknowledges that the certificates of the
Shares will contain a restrictive legend which restricts the sale of the Shares unless the Shares have been registered with the Commission or an exemption to the Securities Act applies;
(h) Mr. Fisher understands that IARC will give stop transfer instructions to the appropriate transfer agent of the Shares, until such time as the shares have been registered or an applicable exemption to the Securities Act applies;
SECTION 8. Termination. In the event the settlement is
terminated pursuant to Paragraph 5 and/or Paragraph 26 of the Settlement Agreement, then this Agreement shall terminate without any liability of any Party.
17

SECTION 9. Communications. All notices or communications
provided for herein shall be delivered, mailed first class, or telexed or telecopied and confirmed in writing in accordance with the information set forth below:
(a) As to IARC:
Information Architects Corporation
Attn: Chief Executive Officer
4064 Colony Road, Suite 100
Charlotte, NC 28211
facsimile: 704-365-5175
with a copy to:
Frank J. Silvestri, Jr., Esq.
Zeldes, Needle & Cooper
1000 Lafayette Boulevard
P.O. Box 1740
Bridgeport, CT 06601-1740
facsimile: 203-333-1489
(b) As to Robert G. Gruder
Robert G. Gruder
Chief Executive Officer
Information Architects Corporation
4064 Colony Road, Suite 100
Charlotte, NC 28211
facsimile: 704-365-5175
with a copy to:
Frank J. Silvestri, Jr., Esq.
Zeldes, Needle & Cooper
1000 Lafayette Boulevard
P.O. Box 1740
Bridgeport, CT 06601-1740
facsimile: 203-333-1489
(c) As to Mark B. Fisher
18

Mark B. Fisher
c/o Marc J. Issacs, Esq.
Marc J. Issacs P.C.
777 Third Avenue
19th Floor
New York, NY 10017
facsimile: 212-751-5445
with a copy to:
Melvin A. Brosterman
Stroock & Stroock & Lavan LLP
180 Maiden Lane
New York, NY 10038-4982
facsimile: 212-806-6006
SECTION 10. Miscellaneous.
SECTION 10.1. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut. Any disputes arising under this Agreement shall be resolved by binding arbitration pursuant to Paragraph 19 of the Settlement Agreement.
SECTION 10.2. Successors and Assigns. All terms and provisions of this Agreement (including all covenants, conditions, agreements, representations and warranties) shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.
SECTION 10.3. No Oral Change. This Agreement may not be
changed orally, but only by an agreement in writing and signed by the party against whom enforcement of any waiver, change, modification or discharge is sought. The headings of the various sections hereof are for convenience only and shall not affect the meaning hereof.
SECTION 10.4. Counterparts Clause. This Agreement may be
executed in counterparts, all of which taken together shall constitute one and the same instrument and shall
19
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 39701
Lines: 7 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
 (BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-4.1, Doc: 2, Page: 20
Description: EX-4.1
Validation: Y Ed#: 1 SN: 0 PN: 704.01.20.00 JB: G70022 [E/O] *G70022/7040120/1*
be effective when counterparts have been signed by each party and delivered to the other parties hereto.
20
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 29227
Lines: 29 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
 (BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-4.1, Doc: 2, Page: 21
Description: EX-4.1
Validation: Y Ed#: 1 SN: 0 PN: 704.01.21.00 JB: G70022 [E/O] *G70022/7040121/1*

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be signed as of the first date written above.
---------------------------------------
Robert F. Gruder
INFORMATION ARCHITECTS CORPORATION
By:
-----------------------------------
Name:
---------------------------------
Title:
--------------------------------
---------------------------------------
Mark B. Fisher
21


EX-5.1

OPINION MCGUIRE WOODS

EXHIBIT 5.1
[MCGUIREWOODS LLP Logo]
Bank of America Corporate Center
100 North Tryon Street, Suite 2900
Charlotte, North Carolina 28202-4011
Telephone/TDD (704) 373-8999 Fax (704) 373-8935
August 10, 2001
Board of Directors
Information Architects Corporation
4064 Colony Road
Charlotte, NC 28211
Ladies and Gentlemen:
We are acting as counsel to Information Architects Corporation, a North Carolina corporation (the "Company"), in connection with the filing with the Securities and Exchange Commission (the "Commission"), under the Securities Act of 1933, as amended (the "Act"), of a Registration Statement on Form S-3 (the "Registration Statement") relating to the offer and sale pursuant to the Registration Statement, by the selling stockholder identified in the Registration Statement of 275,000 shares of the Company's Common Stock, par value $0.001 per share, to be issued by the Company to the selling stockholder (the "Company Stock") and 335,000 shares of the Company's Common Stock, par value $0.001 per share, to be transferred to the selling stockholder by Robert
F. Gruder (the "Gruder Stock"), pursuant to a settlement agreement dated as of May 30, 2001 and 500,000 shares of the Company's Common Stock deposited in escrow with Zeldes, Needle & Cooper, A Professional Corporation as collateral for a non-recourse promissory note issued to the selling stockholder (the "Escrow Stock"). This opinion letter is furnished to you for filing with the Commission pursuant to Item 601 of Regulation S-K promulgated under the Act.
In reaching the opinion stated in this letter, we have reviewed copies of originals of resolutions of the Company's Board of Directors, and the Registration Statement, the Articles of Incorporation and the Bylaws of the Company, each as amended to date, and such other documents as we have considered relevant. We have assumed that (i) all information contained in all documents reviewed by us is correct, (ii) all signatures on all documents reviewed by us are genuine, (iii) all documents submitted to us as originals are true and complete, (iv) all documents submitted to us as copies are true and complete copies of the originals thereof, (v) each natural person signing any document reviewed by us had the legal capacity to do so and (vi) each natural person signing in a representative capacity any document reviewed by us had authority to sign in such capacity.
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 10307
Lines: 37 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
(BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-5.1, Doc: 3, Page: 2
Description: EXHIBIT 5.1
Validation: Y Ed#: 3 SN: 0 PN: 705.01.02.00 JB: G70022 [E/O] *G70022/7050102/3*

Board of Directors
Page 2
August 10, 2001
Based upon the foregoing, it is our opinion that the Company Stock, when issued in the manner described in the resolutions of the Company's Board of Directors, will be duly and validly issued, fully paid and nonassessable and that the Gruder Stock and the Escrow Stock have been duly and validly issued, fully paid and nonassessable.
The opinion expressed above is limited to matters governed by the laws of the State of North Carolina. We express no opinion herein about the effect of federal or state securities laws or the laws of any other jurisdiction.
We hereby consent to the use of this opinion letter as Exhibit 5.1 to the Registration Statement and to the use of our name under the heading "Legal Matters" therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.
This opinion letter speaks as of the date hereof. We disclaim any duty to advise you regarding any change subsequent to the date hereof in, or to otherwise communicate with you with respect to, the matters addressed herein. Very truly yours,
McGuireWoods LLP
/s/ McGuireWoods LLP

EX-10.1

SETTLEMENT AGREEMENT

EXHIBIT 10.1
UNITED STATES BANKRUPTCY COURT
DISTRICT OF CONNECTICUT
BRIDGEPORT DIVISION
--------------------------------------------
:
In re: : Chapter 7
:
GEM TECHNOLOGIES, INC. : Case No. 93-50754
:
Debtor :
:
--------------------------------------------
SETTLEMENT AGREEMENT
THIS SETTLEMENT AGREEMENT is entered into as of MAY 30, 2001, by and among the following parties (collectively, the "Parties"):
(a) Robert F. Gruder ("Gruder");
(b) Information Architects Corporation, a North Carolina corporation formerly named Alydaar Software Corporation, which is the survivor of a merger between Daar, Inc., a North Carolina corporation, and Alydaar Software Corporation, a Utah corporation formerly named both Gem Technologies, Inc. and Enertronix, Inc. ("IARC");
(c) Thomas J. Dudchik ("Dudchik");
(d) Richard Belford, as Trustee of the Estate of Gem Technologies, Inc.
a Connecticut corporation (the "Debtor") in a case (the "Bankruptcy Case") filed under Chapter 7 of the United States Bankruptcy Code in the United States Bankruptcy Court for the District of Connecticut in Bridgeport captioned In re Gem Technologies, Inc., No. 93-50754 (the "Trustee");
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 21104
Lines: 35 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
(BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 2
Description: EX-10.1
Validation: Y Ed#: 1 SN: 0 PN: 710.01.02.00 JB: G70022 [E/O] *G70022/7100102/1*

(e) Mark B. Fisher ("Fisher");
(f) Steven R. Goldberg ("Goldberg"); and
(g) Andrew Kaplan, Kenneth Carter, John R. Conhenney, Brian Donahue,
Randi Fisher, Jonathan Fleisig, Thomas Hansen, Melvin A. Brosterman, Bernard A. Hoffman, Joseph F. Joyce, Jack Kamin, Dennis Maloney, Edmond Mekertichian, Russell Paparo, Neil Rosenfeld, Robert Shearman, Keith Simons, Joann P. Visconto, Donald Vogel and Joel Weisman (collectively, the "Fisher Group"). WHEREAS, Gruder was chairman, president and majority shareholder of the
Debtor upon its incorporation in 1989; and
WHEREAS, in October 1989 the Fisher Group and Goldberg loaned the
Debtor $175,000 pursuant to a Note Purchase Agreement and Promissory Notes (collectively, the "Loan Documents") providing for the conversion of the Promissory Notes into equity interests in the Debtor under conditions and circumstances as set forth in detail in the Loan Documents; and
WHEREAS, in October 1989 Robert Gruder, Trustee became record owner of a majority of the shares of Enertronix, Inc., a predecessor of IARC; and WHEREAS, the Debtor was dissolved by the Connecticut Secretary of State in July 1992; and
WHEREAS, the Bankruptcy Case was commenced by the filing of a petition for relief on March 8, 1993; and
WHEREAS, an order was entered closing the Bankruptcy Case and discharging the Trustee on November 3, 1993; and
2
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 55442
Lines: 35 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
 (BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 3
Description: EX-10.1
Validation: Y Ed#: 1 SN: 0 PN: 710.01.03.00 JB: G70022 [E/O] *G70022/7100103/1*
WHEREAS, the Fisher Group commenced litigation against Gruder, Dudchik, the Debtor and IARC in the Connecticut Superior Court for the Judicial District of Fairfield at Bridgeport by writ returnable on July 23, 1996, in a case captioned Kaplan v. Gruder, No. CV-96-0334308S (the "State Court Case"); and WHEREAS, as of the date of commencement of the State Court Case Gruder was the record owner of certain shares of IARC, record ownership of which had previously been in the name of "Robert F. Gruder, Trustee"; and
WHEREAS, in the State Court Case the Fisher Group alleged, among other things, that they had a right to receive an equity interest in IARC upon the exercise of the conversion rights granted to them in the Loan Documents, and that their attempt to exercise such rights had been wrongly rejected; and WHEREAS, the defendants in the State Court Case denied all liability;
and
WHEREAS, the Court in the State Court Case rendered decisions by memoranda dated May 19, 1999 and May 25, 2000, in which certain relief sought by the Fisher Group was granted, other relief was denied, and the right to other relief was held to belong solely to the Trustee; and
WHEREAS, judgment in the State Court Case was entered for the Fisher
Group in the amount of $175,000, plus interest in the amount of $185,979.45 as of May 25, 2000, plus attorneys' fees and expenses in the amount of $403,241.72; and
WHEREAS, Gruder caused the sum of $765,421.17 to be deposited in escrow by his attorneys, Zeldes, Needle & Cooper, A Professional Corporation ("ZNC") on June 14, 2000, which sum, with interest thereon (aggregating
3
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 40830
Lines: 35 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
 (BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 4
Description: EX-10.1
Validation: Y Ed#: 1 SN: 0 PN: 710.01.04.00 JB: G70022 [E/O] *G70022/7100104/1*
$796,239.32 as of April 30, 2001) ZNC continues to hold in escrow (the "June 2000 Escrow Account"); and
WHEREAS, the Fisher Group filed an appeal to the Appellate Court from the judgment of the Superior Court in the State Court case, which appeal bears docket no. AC 20901 (the "State Court Appeal"); and
WHEREAS, Gruder filed a cross appeal in the State Court Appeal; and
WHEREAS, the State Court Appeal is awaiting assignment for oral argument; and
WHEREAS, on or about December 20, 1999 the Trustee moved to reopen the Bankruptcy Case, which motion was granted on February 14, 2000; and
WHEREAS, Fisher claims that, subsequent to the reopening of the
Bankruptcy Case, he purchased 1,411 shares of the Debtor's Common Stock (the "Acquired Shares") from the individuals listed on EXHIBIT A hereto; and
WHEREAS, Fisher, Goldberg and the Fisher Group have filed documents titled "Proof of Claim" in the Bankruptcy Case to which Gruder filed objections; and
WHEREAS, by complaint dated June 26, 2000 the Trustee initiated an adversary proceeding against Gruder, captioned Belford v. Gruder, Adv. Pro. No. 00-5049 (the "Adversary Proceeding"), purporting to seek the turnover of all of Gruder's shares in IARC and all proceeds from any sales of IARC shares by Gruder; and
WHEREAS, the Trustee, Fisher, Goldberg and the Fisher Group claim that certain shares of IARC, record ownership of which was previously in the name of
4
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 37469
Lines: 35 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
(BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 5
Description: EX-10.1
Validation: Y Ed#: 1 SN: 0 PN: 710.01.05.00 JB: G70022 [E/O] *G70022/7100105/1*
Robert Gruder, Trustee, should have been listed as an asset of the Debtor in 1993 and that such shares, of which record ownership is now in Gruder's name, as well as the proceeds realized from sales of such shares, should now be turned over to the Trustee by Gruder; and
WHEREAS, as a purported shareholder of the Debtor, Fisher further claims an interest in certain IARC shares of which Gruder has been the record owner, as well as in the proceeds of sales thereof; and
WHEREAS, Goldberg and the Fisher Group claim that, as a result of the
Loan Documents, they are entitled to an ownership interest in certain IARC shares of which Gruder has been the record owner, as well as the proceeds of sales thereof; and
WHEREAS, Gruder denies that the shares of IARC of which he is or was record owner are or were property of the Debtor, denies that the Trustee, the Debtor, Fisher, Goldberg, or the Fisher Group has ever had any property interest in such shares or the proceeds thereof at any time, and denies all liability in the Adversary Proceeding; and
WHEREAS, the trial in the Adversary Proceeding has commenced but has not been concluded; and
WHEREAS, on February 7, 2001, the Bankruptcy Court entered an order from the bench prohibiting Gruder from alienating, transferring or encumbering any shares in IARC of which he is the record owner (the "Injunction"); and WHEREAS, Gruder filed a motion in the adversary proceeding seeking to disqualify the Trustee's counsel (the "Disqualification Motion"), which motion the
5
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 59136
Lines: 34 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
(BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 6
Description: EX-10.1
Validation: Y Ed#: 1 SN: 0 PN: 710.01.06.00 JB: G70022 [E/O] *G70022/7100106/1*
Bankruptcy Court denied from the bench on March 1, 2001, with a written memorandum to follow; and
WHEREAS, on March 9, 2001 Gruder filed an appeal to the United States
District Court from the oral decision of the Bankruptcy Court denying the Disqualification Motion (the "Bankruptcy Appeal"); and
WHEREAS, pursuant to the Stipulated Motion for Entry of Order Staying
Appeal, a copy of which is annexed hereto as EXHIBIT B, Gruder and the Trustee have stipulated to a stay of all proceedings on the Bankruptcy Appeal pending implementation of the settlement provided for in this Settlement Agreement; and WHEREAS, Gruder caused the sum of $400,000 to be deposited in escrow by
ZNC on April 23, 2001, which sum, with interest thereon, ZNC continues to hold in escrow (the "April 2001 Escrow Account"); and
WHEREAS, in order to avoid the expense, delay and uncertainty of future litigation, and without admitting that any claims, defenses, objections, positions, arguments or appeals of any Party are or may be meritorious, the Parties wish to resolve their differences, and IARC in particular has determined that it is in its best interest to resolve all pending litigation matters pertaining to it to avoid future expense (including attorneys' fees), the risks of prolonged litigation and the disruption of its business activities;
NOW, THEREFORE, in consideration of the foregoing recitals, all of which are incorporated as substantive provisions of this Settlement Agreement, their respective rights and obligations hereunder, the mutual promises set forth herein, and for other good and valuable consideration, the receipt and sufficiency of
6
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 47399
Lines: 28 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
(BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 7
Description: EX-10.1
Validation: Y Ed#: 1 SN: 0 PN: 710.01.07.00 JB: G70022 [E/O] *G70022/7100107/1*
which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree with each other as follows:
1. Contemporaneously with the execution hereof, Gruder, the Trustee,
Fisher and ZNC, as Escrow Agent, shall execute the Cash Escrow Agreement annexed hereto as EXHIBIT C. The funds being held in the April 2001 Escrow Account shall thereafter be released pursuant to the terms of the Cash Escrow Agreement.
2. Forthwith upon the execution of this Settlement Agreement by the
Parties, the Trustee shall file with the Bankruptcy Court a Motion for Order Approving Settlement of Claims Between Richard Belford, the Chapter 7 Trustee for Gem Technologies, Inc., Robert F. Gruder, Information Architects Corporation, Thomas J. Dudchik, Mark B. Fisher, Steven R. Goldberg and the Fisher Group ("Motion to Approve Settlement") annexed hereto as EXHIBIT D . The Trustee shall cause a hearing to be set on the Motion to Approve Settlement on July 10, 2001 at 2:00 p.m. (or as soon thereafter as the Bankruptcy Court's calendar will allow), subject to postponement pursuant to paragraph 5 hereof; shall provide notice of the Motion to Approve Settlement and the hearing to all parties in interest in the Bankruptcy Case, including but not limited to all creditors, equity security holders and contract parties who are listed in the Debtor's Statement and Schedules as they may be amended to date, or who have filed proofs of claim or interest, or who have been otherwise disclosed to the Trustee, or who are listed on EXHIBIT A as sellers of Acquired Shares to
7
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 62277
Lines: 30 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 8
Description: EX-10.1
Validation: Y Ed#: 1 SN: 0 PN: 710.01.08.00 JB: G70022 [E/O] *G70022/7100108/1*
Fisher; and, at the hearing, shall provide or proffer testimony in support of the Motion to Approve Settlement and the relief requested therein.
3. Contemporaneously with the execution hereof, IARC, Gruder and Fisher shall execute the Registration Rights Agreement annexed hereto as EXHIBIT E (the "Registration Rights Agreement") with respect to the 610,000 common shares of IARC referred to in paragraph 7(a) hereof and the 500,000 common shares of IARC referred to in paragraph 7(b) hereof.
4. No later than the third business day after Fisher provides the information required by ss.6.2 of the Registration Rights Agreement, or August 10, 2001, whichever is later, IARC shall cause a Registration Statement to be filed with the Securities and Exchange Commission ("SEC") on Form S-3 (or such other form as may be appropriate under the Securities Act of 1933), which, upon being declared effective, will cause the shares of IARC that are the subject of the Registration Rights Agreement to be registered for resale to the public under the Securities Act of 1933 (the "Registration Statement"). (The date on which the Registration Statement is declared effective is referred to as the "Registration Date.")
5. In the event that, as of 12:00 noon on the last business day before a hearing on the Motion to Approve Settlement (the "Hearing") is initially scheduled to be heard or to which such Hearing has been continued or adjourned, the Registration Statement cannot yet be declared effective due to the fact that the SEC has issued (or stated its intention to issue) a comment letter to which IARC has not yet responded to the SEC's satisfaction, then Fisher and the
8
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 14811
Lines: 31 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
(BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 9
Description: EX-10.1
Validation: Y Ed#: 1 SN: 0 PN: 710.01.09.00 JB: G70022 [E/O] *G70022/7100109/1*
Trustee shall elect to do one of the following: (a) adjourn the Hearing for twenty-one (21) days or such longer period of time if agreed to by the Parties; or (b) declare this Settlement Agreement terminated. Fisher and the Trustee shall give notice of this election to Gruder and IARC no later than 12:00 noon on the last business day preceding the Hearing. If Fisher and the Trustee disagree, or if either of them fails to give such notice of their election by 12:00 noon on the last business day preceding the Hearing, the Hearing shall be adjourned for twenty-one (21) days. If this Settlement Agreement is terminated pursuant to this paragraph, the Trustee will withdraw the Motion to Approve Settlement
6. The parties agree that counsel for the Trustee and counsel for
Gruder shall jointly request the Court to schedule trial dates on the Adversary Proceeding for a date no earlier than August 15, 2001 so that the Trustee can proceed with the trial of the Adversary Proceeding in the event the Motion to Approve Settlement is withdrawn or otherwise denied.
7. Upon the entry of an order by the Bankruptcy Court granting the
Motion to Approve Settlement and upon such order becoming final and unappealable after exhaustion of all appeals or the expiration of the time for any appeal or motion for extension of time to appeal with no appeal or motion having been filed (the "Final Order," which shall be deemed entered on the date on which it becomes final as described in this sentence), Gruder shall take the following actions:
(a) Gruder shall cause a certificate or certificates for
610,000 common shares of IARC to be delivered to Fisher. The shares shall become
9
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 57024
Lines: 28 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
(BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 10
Description: EX-10.1
Validation: Y Ed#: 1 SN: 0 PN: 710.01.10.00 JB: G70022 [E/O] *G70022/7100110/1*
registered for resale to the public upon the effectiveness of the Registration Statement, which will permit the resale of the Shares by Fisher as described in the Registration Rights Agreement, shall be free and clear of all liens and encumbrances, and may, in addition to shares owned by Gruder, include shares newly issued by IARC.
(b) Gruder shall execute and deliver to Fisher a
non-negotiable promissory note (the "Non-Recourse Note") in the principal amount of $600,000 dated as of June 1, 2001 in the form annexed hereto as EXHIBIT F, together with a Security Agreement in the form annexed hereto as EXHIBIT G (the "Security Agreement") and Stock Escrow Agreement in the form annexed hereto as EXHIBIT H (the "Stock Escrow Agreement"). The Non-Recourse Note shall be with recourse only with respect to the collateral described in and subject to the Security Agreement, but otherwise shall be without recourse. The sole collateral shall be 500,000 common shares of IARC, which Gruder shall simultaneously cause to be deposited in escrow with ZNC pursuant to the Stock Escrow Agreement. The shares shall become registered for resale to the public upon the effectiveness of the Registration Statement, which will permit the resale of the Shares by Fisher as described in the Registration Rights Agreement, and shall be free and clear of all liens and encumbrances.
(c) Gruder shall cause ZNC to release all sums held in the
June 2000 Escrow Account to Fisher or his designee.
10
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 5375
Lines: 32 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
 (BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 11
Description: EX-10.1
Validation: Y Ed#: 1 SN: 0 PN: 710.01.11.00 JB: G70022 [E/O] *G70022/7100111/1*
(d) Gruder shall cause his counsel to withdraw the Bankruptcy
Appeal in accordance with the Stipulated Motion for Entry of Order Staying
Appeal.
(e) Gruder shall cause ZNC to release and deliver $100,000
from the April 2001 Escrow Account to Fisher or his designee in accordance with the terms of the Cash Escrow Agreement. In the event any term of this Settlement Agreement conflicts with any term of the Cash Escrow Agreement, the Cash Escrow Agreement shall be controlling.
(f) Gruder shall cause ZNC to release and deliver $300,000
plus all accrued interest (the "Estate Funds") from the April 2001 Escrow Account to the Trustee in accordance with the terms of the Cash Escrow Agreement. In the event any term of this Settlement Agreement conflicts with any term of the Cash Escrow Agreement, the Cash Escrow Agreement shall be controlling.
8. Prior to the Hearing, Fisher, Goldberg and The Fisher Group will deliver to Pullman & Comley, LLC ("P&C"), counsel for the Trustee, in escrow, withdrawals with prejudice of their "Proofs of Claim" and the "Proof of Claim" of Paul Opotzner ("Opotzner") filed in the Bankruptcy Case. Upon the entry of the Final Order, the Trustee will cause P&C to file the withdrawals of the "Proofs of Claim" filed by Fisher, the Fisher Group, Goldberg and Opotzner.
9. The Trustee will disburse the Estate Funds as follows, subject to obtaining such additional orders from the Bankruptcy Court as may be necessary or appropriate in the circumstances:
11
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 1061
Lines: 29 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
(BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 12
Description: EX-10.1
Validation: Y Ed#: 1 SN: 0 PN: 710.01.12.00 JB: G70022 [E/O] *G70022/7100112/1*
(a) The Trustee shall make all distributions in strict
compliance with 11 U.S.C. ss.726, including administrative expenses, all allowed proofs of claim (priority and general unsecured), tardily filed allowed proofs of claim, interest on claims as allowed by the Bankruptcy Code, and allowed proofs of interest, except that no payments pursuant to this subparagraph shall be made to any Party. In paying administrative expenses, the Trustee shall pay one-third of the Estate Funds as attorneys' fees to his special counsel in the Adversary Proceeding. The distributions to holders of allowed proofs of interest shall be determined as follows: Each shareholder of the Debtor holding an allowed proof of interest shall be paid an amount equal to one five-thousandth of the total Estate Funds remaining after all payments with higher priority under the Bankruptcy Code have been made, multiplied by the number of shares held by such shareholder.
(b) To the extent there are any Estate Funds remaining after the payments described in subparagraph (a), the balance will be divided equally and paid one-half to Gruder and one-half to Fisher or his designee as reimbursement of fees and expenses advanced herein.
10. Gruder represents and warrants that IARC has only one class of common stock. Neither Gruder, IARC nor Dudchik has made any warranties, express or implied, with respect to the past, present or future value of the shares to be delivered pursuant to paragraph 7(a) or 7(b) hereof, or with respect to the future capital structure of IARC.
12
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 44586
Lines: 32 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
 (BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 13
Description: EX-10.1
Validation: Y Ed#: 1 SN: 0 PN: 710.01.13.00 JB: G70022 [E/O] *G70022/7100113/1*
11. Nothing in this Settlement Agreement shall preclude the Trustee or any other Party from objecting to any Proof of Claim or Proof of Interest filed by a person or entity not a Party hereto. In particular:
(a) In the event that Opotzner's Proof of Claim has not been withdrawn pursuant to paragraph 8 of this Settlement Agreement before disbursement of the Estate Funds is to be made, Fisher will object to Opotzner's Proof of Claim and prosecute his objection with reasonable diligence. Gruder will cooperate in the prosecution of Fisher's objection. Any other Party to this Settlement Agreement may join in the prosecution of Fisher's objection or file and prosecute an independent objection.
(b) Gruder anticipates objecting to the Proof of Claim filed by the Internal Revenue Service on the ground that it was paid.
(c) In the event that Frank Bachinsky ("Bachinsky") files a
Proof of Claim or Proof of Interest, Gruder will assert any good faith objection thereto and prosecute such objection with reasonable diligence. Any Party may join in the prosecution of Gruder's objection or file and prosecute an independent objection. Gruder represents that he is not aware of (a) any claims that Bachinsky has as a creditor of the Debtor, or (b) any claims by any creditor of the Debtor other than those listed on the schedules filed in the Bankruptcy Case.
12. The Parties understand, acknowledge, and do not contest that the
Trustee may notify the Debtor's creditors and shareholders of the existence of assets and/or potential assets to be received by the Debtor's estate.
13
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 13705
Lines: 31 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
(BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 14
Description: EX-10.1
Validation: Y Ed#: 1 SN: 0 PN: 710.01.14.00 JB: G70022 [E/O] *G70022/7100114/1*
13. (a) Simultaneously with the execution of this Settlement Agreement, the Fisher Group shall cause its counsel in the State Court Case to execute the following and deliver them in escrow to Gruder's counsel in the State Court
Case: (i) a withdrawal of action, a copy of which is annexed hereto as EXHIBIT I (the "Superior Court Withdrawal"); (ii) a Stipulated Withdrawal of Appeal and Cross-Appeal, a copy of which is annexed hereto as EXHIBIT J (the "Appellate Withdrawal"); and (iii) a Satisfaction of Judgment, a copy of which is annexed hereto as EXHIBIT K (the "Satisfaction").
(b) Upon the completion by Gruder of the acts described in
paragraph 7, Gruder shall cause his counsel to execute and file the Superior Court Withdrawal and the Appellate Withdrawal.
(c) In the event the Superior Court rejects the Superior Court
Withdrawal, Gruder shall cause his counsel to file the Satisfaction.
14. Pending the entry of the Final Order, none of the Parties shall file or respond to any discovery requests filed by any other Party in the Bankruptcy Case or the Adversary Proceeding, or take any other actions in any forum inconsistent with this Settlement Agreement.
15. Upon the entry of the Final Order, the Trustee shall cause his counsel to provide notice that the Injunction has been vacated and is of no further force or effect to (a) all persons to whom he or his counsel gave notice of the entry of the Injunction and (b) any persons to whom Gruder or IARC requests such notice to be provided.
14
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 51196
Lines: 28 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
(BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 15
Description: EX-10.1
Validation: Y Ed#: 1 SN: 0 PN: 710.01.15.00 JB: G70022 [E/O] *G70022/7100115/1*
16. Effective upon the entry of the Final Order, Gruder, Dudchik and
IARC, by virtue of their execution of this Agreement, do remise, release and forever discharge the Trustee, the Debtor's Bankruptcy Estate, the Debtor, Fisher, Goldberg, the Fisher Group and their agents, employees and attorneys, of and from any and all debts, obligations, reckonings, promises, covenants, agreements, contracts, endorsements, bonds, specialties, controversies, suits, actions, causes of action, trespasses, variances, judgments, extents, executions, damages, claims or demands, in law or in equity, which Gruder, Dudchik and IARC ever had, now have or hereafter can, shall or may have against the Trustee, the Debtor's Bankruptcy Estate, the Debtor, Fisher, Goldberg, the Fisher Group and their agents, employees and attorneys that are, were or could have been brought for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date first written above, including but not limited to any proofs of claim and/or proofs of interest that are, were or could have been filed in the Bankruptcy Case, which claims, to the extent they were or may be filed, shall be deemed withdrawn. Nothing in this paragraph, however, shall operate to relieve the Trustee, the Debtor's Bankruptcy Estate, the Debtor, Fisher, Goldberg, the Fisher Group or their agents, employees and attorneys, from any obligation created by this Settlement Agreement or any Exhibit hereto, or as a release of any claim arising out of the breach of this Settlement Agreement or any Exhibit hereto.
17. Effective upon the entry of the Final Order, the Trustee, by virtue of his execution of this Agreement, on behalf of himself and the Debtor's
15
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 7453
Lines: 31 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
(BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 16
Description: EX-10.1
Validation: Y Ed#: 1 SN: 0 PN: 710.01.16.00 JB: G70022 [E/O] *G70022/7100116/1*
Bankruptcy Estate, does remise, release and forever discharge Gruder, Dudchik, IARC, Fisher, Goldberg, the Fisher Group and their agents, employees, officers, directors and attorneys, of and from any and all debts, obligations, reckonings, promises, covenants, agreements, contracts, endorsements, bonds, specialties, controversies, suits, actions, causes of action, trespasses, variances, judgments, extents, executions, damages, claims or demands, in law or in equity, which the Trustee or the Debtor's Bankruptcy Estate ever had, now have or hereafter can, shall or may have against Gruder, Dudchik, IARC, Fisher, Goldberg, the Fisher Group and their agents, employees, officers, directors and attorneys that are, were or could have been brought for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date first written above. Nothing in this paragraph, however, shall operate to relieve Gruder, Dudchik, IARC, Fisher, Goldberg, the Fisher Group or their agents, employees, officers, directors and attorneys, from any obligation created by this Settlement Agreement or any Exhibit hereto, or as a release of any claim arising out of the breach of this Settlement Agreement or any Exhibit hereto.
18. Effective upon the entry of the Final Order, Fisher, Goldberg and the Fisher Group, by virtue of their execution of this Agreement, do remise, release and forever discharge Gruder, Dudchik, IARC, the Trustee, the Debtor's Bankruptcy Estate, the Debtor and their agents, employees, officers, directors and attorneys, of and from any and all debts, obligations, reckonings, promises, covenants, agreements, contracts, endorsements, bonds, specialties, controversies, suits, actions, causes of action, trespasses, variances, judgments,
16
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 44842
Lines: 29 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
 (BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 17
Description: EX-10.1
Validation: Y Ed#: 1 SN: 0 PN: 710.01.17.00 JB: G70022 [E/O] *G70022/7100117/1*
extents, executions, damages, claims or demands, in law or in equity, which Fisher, Goldberg, and the Fisher Group ever had, now have or hereafter can, shall or may have against Gruder, Dudchik, IARC, the Trustee, the Debtor's Bankruptcy Estate, the Debtor and their agents, employees, officers, directors and attorneys that are, were or could have been brought for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of the world to the date first written above. Nothing in this paragraph, however, shall operate to relieve Gruder, Dudchik, IARC, the Trustee, the Debtor's Bankruptcy Estate, the Debtor or their agents, employees, officers, directors and attorneys, from any obligation created by this Settlement Agreement or any Exhibit hereto, or as a release of any claim arising out of the breach of this Settlement Agreement or any Exhibit hereto. Fisher, Goldberg and the Fisher Group further agree that, commencing as of the effective date of this Settlement Agreement, none of them will acquire any claims against Gruder, Dudchik or IARC from any third party; finance the prosecution of any claims (other than the claims now being asserted by the Trustee in the Adversary Proceeding) against Gruder, Dudchik or IARC being brought in the name of any other party; or act as a representative of any class, group, person or entity in any class action, derivative action or similar proceeding brought in a representative or derivative capacity against Gruder, Dudchik or IARC.
19. Any disputes arising under this Settlement Agreement or any Exhibit hereto shall be resolved by binding arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association ("AAA
17
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 42672
Lines: 32 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
(BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 18
Description: EX-10.1
Validation: Y Ed#: 1 SN: 0 PN: 710.01.18.00 JB: G70022 [E/O] *G70022/7100118/1*
Rules"). The arbitration shall take place in Fairfield County, Connecticut before a single arbitrator. The Parties jointly designate William Narwold as the arbitrator. The prevailing party shall be awarded its attorneys' fees and costs. Should William Narwold be unable or unwilling to serve, the Parties involved in the dispute shall have two weeks from receipt of notice of William Narwold's inability or unwillingness to serve within which to agree on the identity of the arbitrator. If the Parties are unable to agree, the arbitrator shall be selected pursuant to the AAA Rules then in effect.
20. This Settlement Agreement and the Exhibits hereto embody the entire agreement and understanding of the Parties and supersede all prior agreements and understandings, written or oral, relating to the subject matter hereof. No Party has made any warranty or representation to any other Party on which such Party is relying in executing this Settlement Agreement except as expressly set forth herein.
21. This Settlement Agreement and the Exhibits hereto shall be construed and enforced in accordance with federal bankruptcy law insofar as federal bankruptcy law provides the controlling rule of decision, but otherwise in accordance with the law of the State of Connecticut except for that state's laws with respect to conflicts of law.
22. This Settlement Agreement and the Exhibits hereto shall be binding on the Parties and their respective successors and assigns, and shall inure to the benefit of and shall be enforceable only by the Parties and their respective heirs, executors, personal representatives, successors and assigns. There is no third
18
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 1066
Lines: 39 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
(BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 19
Description: EX-10.1
Validation: Y Ed#: 2 SN: 0 PN: 710.01.19.00 JB: G70022 [E/O] *G70022/7100119/2*
party not a signatory to this Settlement Agreement or the Exhibits hereto upon whom the Parties intend to confer any benefit, and no person or entity shall be entitled to claim third-party beneficiary status with respect to this Settlement Agreement or any Exhibit hereto.
23. Any notice required or permitted under this Settlement Agreement or any Exhibit hereto shall be in writing, shall be effective upon receipt, and shall be delivered personally or sent (i) by facsimile transmission, (ii) by certified U.S. Mail, return receipt requested, postage prepaid, or (iii) by recognized overnight delivery service to the Parties as follows:
(a) As to Gruder:
Robert F. Gruder
Chief Executive Officer
Information Architects Corporation
4064 Colony Road, Suite 100
Charlotte NC 28211
facsimile: 704-365-5175
with a copy to:
Frank J. Silvestri, Jr.
Zeldes, Needle & Cooper
P.O. Box 1740
1000 Lafayette Boulevard
Bridgeport, CT 06601
facsimile: 203-333-1489
(b) As to Dudchik:
Thomas J. Dudchik
314 Town Road
East Haddam, CT 06423
facsimile: none
19
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 15373
Lines: 46 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
(BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 20
Description: EX-10.1
Validation: Y Ed#: 1 SN: 0 PN: 710.01.20.00 JB: G70022 [E/O] *G70022/7100120/1*
with a copy to:
Frank J. Silvestri, Jr.
Zeldes, Needle & Cooper
P.O. Box 1740
1000 Lafayette Boulevard
Bridgeport, CT 06601
facsimile: 203-333-1489
(c) As to IARC:
Information Architects Corporation
Attn: Chief Executive Officer
4064 Colony Road, Suite 100
Charlotte NC 28211
facsimile: 704-365-5175
with a copy to:
Frank J. Silvestri, Jr.
Zeldes, Needle & Cooper
P.O. Box 1740
1000 Lafayette Boulevard
Bridgeport, CT 06601
facsimile: 203-333-1489
(d) As to the Trustee:
Richard Belford
Belford and Belford
9 Trumbull Street
New Haven CT 06511
facsimile: 203-865-0869
with a copy to:
Elizabeth J. Austin, Esq.
Pullman & Comley, LLC
850 Main Street
P.O. Box 7006
Bridgeport, CT 06604-7006
facsimile: 203-576-8888
20
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 59555
Lines: 50 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
(BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 21
Description: EX-10.1
Validation: Y Ed#: 1 SN: 0 PN: 710.01.21.00 JB: G70022 [E/O] *G70022/7100121/1*
and
Melvin A. Brosterman, Esq.
Stroock & Stroock & Lavan, LLP
180 Maiden Lane
New York, NY 10038-4982
facsimile: 212-806-6006
(e) As to Fisher:
Mark B. Fisher
c/o MBF Clearing Corp.
One North End Avenue
World Financial Center
Suite 1201
New York, NY 10282-1101
facsimile: 212-845-4197
with a copy to:
Marc J. Isaacs, Esq.
Marc J. Isaacs, P.C.
777 Third Avenue
19th Floor
New York, NY 10017
facsimile: 212-751-5445
(f) As to Goldberg:
Steven R. Goldberg
One North End Avenue
World Financial Center
Suite 1201
New York, NY 10282-1101
facsimile: 212-845-5102
(g) As to the Fisher Group:
Mark B. Fisher
c/o MBF Clearing Corp.
One North End Avenue
World Financial Center
Suite 1201
New York, NY 10282-1101
facsimile: 212-845-4197
21
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 11742
Lines: 42 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
(BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 22
Description: EX-10.1
Validation: Y Ed#: 1 SN: 0 PN: 710.01.22.00 JB: G70022 [E/O] *G70022/7100122/1*
with a copy to:
Marc J. Isaacs, Esq.
Marc J. Isaacs, P.C.
777 Third Avenue
19th Floor
New York, NY 10017
facsimile: 212-751-5445
and
Melvin A. Brosterman, Esq.
Stroock & Stroock & Lavan, LLP
180 Maiden Lane
New York, NY 10038-4982
facsimile: 212-806-6006
and
Elizabeth J. Austin, Esq.
Pullman & Comley, LLC
850 Main Street
P.O. Box 7006
Bridgeport, CT 06604-7006
facsimile: 203-576-8888
Any Party may change its address or the designation of the person to whom copies of notices are to be directed by giving notice in accordance with this paragraph.
24. This Settlement Agreement and the Exhibits hereto may be executed simultaneously in a number of counterparts, each of which shall be deemed an original, but all of which taken together shall constitute a single agreement. Gruder, IARC, Dudchik and the Trustee acknowledge that the Trustee will file the Motion to Approve Settlement if Fisher signs this Settlement Agreement and applicable Exhibits as agent for Goldberg and the members of the Fisher Group; provided, however, that before the Hearing Fisher must
22
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 27913
Lines: 31 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
(BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 23
Description: EX-10.1
Validation: Y Ed#: 1 SN: 0 PN: 710.01.23.00 JB: G70022 [E/O] *G70022/7100123/1*
produce either copies of this Settlement Agreement and applicable Exhibits executed by Goldberg and all members of the Fisher Group, or properly executed powers of attorney authorizing Fisher to execute this Settlement Agreement and applicable Exhibits on their behalf. If, on the date on which the Hearing is scheduled, all necessary signatures have not been obtained, the Hearing will be adjourned for such time as Fisher may require to obtain all such signatures.
25. This Settlement Agreement may only be amended by a writing signed by all of the Parties. Notwithstanding the foregoing, Exhibits to this Settlement Agreement may be amended in accordance with the terms thereof.
26. In the event that (a) the Motion to Approve Settlement is denied by or as the result of an order or judgment of any court that is final after the exhaustion of all appeals, or after the expiration of the time for any appeal or motion for extension of time to appeal with no appeal or motion having been filed, or (b) the Motion to Approve Settlement is withdrawn pursuant to paragraph 5 hereof, this Settlement Agreement and the Exhibits hereto shall be null and void ab initio and of no force or effect, any escrows created pursuant to this Settlement Agreement, the Cash Escrow Agreement and the Stock Escrow Agreement shall be terminated, and all documents and property being held in escrow pursuant to this Settlement Agreement or any Exhibit hereto shall be delivered, free of escrow, to the Party who initially deposited it in escrow.
27. The Parties acknowledge that they and their counsel have had the opportunity to participate equally in the drafting of this Settlement Agreement and
23
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 4756
Lines: 30 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
 (BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 24
Description: EX-10.1
Validation: Y Ed#: 1 SN: 0 PN: 710.01.24.00 JB: G70022 [E/O] *G70022/7100124/1*
the Exhibits hereto. In the event of a dispute, no party shall be treated, for any purpose, as the author of this Settlement Agreement or any Exhibit, nor have any ambiguity resolved against him, her or it on account thereof.
28. Nothing in this Settlement Agreement or any Exhibit may be deemed, construed or claimed to be an admission of, or to constitute a determination of any liability or wrongdoing by or on behalf of any Party.
29. Except for such disclosures as may be (a) reasonably necessary to effectuate the transactions contemplated by this Settlement Agreement and the Exhibits hereto; (b) reasonably necessary to enable the Trustee to fulfill his duties as the Debtor's Chapter 7 Trustee; (c) required by law; (d) compelled by legal process; (e) made in connection with any arbitration proceeding commenced under this Settlement Agreement or any Exhibit; or (f) reasonably necessary in connection with the obtaining of professional advice from a legal, financial or tax advisor, the Parties shall maintain this Settlement Agreement and Exhibits in confidence and not disclose the provisions or terms thereof to any other person or entity. In particular, the Parties agree that a copy of this Settlement Agreement shall be annexed to the Motion to Approve Settlement.
30. The Parties agree not to make disparaging, critical or otherwise detrimental statements or comments, orally or in writing, to any person or entity about any Party to this Settlement Agreement based on claims or events at issue in the State Court Case, the State Court Appeal, the Bankruptcy Case or the Adversary Proceeding; provided, however, that nothing in this paragraph shall impose any limitations on communications made in the circumstances
24
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 33861
Lines: 40 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
(BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 25
Description: EX-10.1
Validation: Y Ed#: 1 SN: 0 PN: 710.01.25.00 JB: G70022 [E/O] *G70022/7100125/1*
enumerated in paragraph 29 of this Settlement Agreement. The term "disparaging" shall mean tending, directly or by implication, to create a negative impression in the minds of a reasonable audience.
31. This Settlement Agreement and the Exhibits hereto constitute a unitary agreement. All Exhibits are incorporated as substantive provisions of this Settlement Agreement. If any one or more provisions of this Settlement Agreement or any Exhibit is disapproved or declared unenforceable by a final and unappealable order of a court of competent jurisdiction, the entire Settlement Agreement and all Exhibits shall be unenforceable, void ab initio, and of no further force or effect.
IN WITNESS WHEREOF, the Parties have executed this Settlement Agreement as of the date first written above.
-------------------------------
Robert F. Gruder
INFORMATION ARCHITECTS
CORPORATION
By:
----------------------------
[print name]
Its
-------------------------------
Thomas J. Dudchik
-------------------------------
Richard Belford, Trustee
25
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 3017
Lines: 48 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
 (BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 26
Description: EX-10.1
Validation: Y Ed#: 1 SN: 0 PN: 710.01.26.00 JB: G70022 [E/O] *G70022/7100126/1*
-------------------------------
Mark B. Fisher
-------------------------------
Steven R. Goldberg
-------------------------------
Andrew Kaplan
-------------------------------
Kenneth Carter
-------------------------------
John R. Conhenney
-------------------------------
Brian Donahue
-------------------------------
Randi Fisher
-------------------------------
Jonathan Fleisig
-------------------------------
Thomas Hansen
-------------------------------
Melvin A. Brosterman
-------------------------------
Bernard A. Hoffman
26
BOWNE INTEGRATED TYPESETTING SYSTEM
CRC: 37242
Lines: 48 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
 (BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 27
Description: EX-10.1
Validation: Y Ed#: 1 SN: 0 PN: 710.01.27.00 JB: G70022 [E/O] *G70022/7100127/1*
-------------------------------
Joseph F. Joyce
-------------------------------
Jack Kamin
-------------------------------
Dennis Maloney
-------------------------------
Edmond Mekertichian
-------------------------------
Russell Paparo
-------------------------------
Neil Rosenfeld
-------------------------------
Robert Shearman
-------------------------------
Keith Simons
-------------------------------
Joann P. Visconto
-------------------------------
Donald Vogel
-------------------------------
Joel Weisman
27
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CRC: 33992
Lines: 27 Name: INFORMATION ARCHITEC
Date: 10-AUG-2001 15:33:47.47 Operator: BCH32222 Phone: (704) 339-0000 Site:
 (BOA) BOWNE OF CHARLOTTE
P11130.SUB, DocName: EX-10.1, Doc: 4, Page: 28
Description: EX-10.1
Validation: Y Ed#: 1 SN: 0 PN: 710.01.28.00 JB: G70022 [E/O] *G70022/7100128/1*

EXHIBITS:
A. List of Persons from Whom Fisher Acquired Shares in Debtor
B. Motion to Stay Bankruptcy Appeal
C. Cash Escrow Agreement
D. Motion to Approve Settlement
E. Registration Rights Agreement
F. Promissory Note
G. Security Agreement
H. Stock Escrow Agreement
I. Superior Court Withdrawal
J. Withdrawal of State Court Appeal
K. Satisfaction of Judgment
28
EX-23.1
CONSENT HOLTZ RUBENSTEIN

EXHIBIT 23.1
CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
We hereby consent to the incorporation by reference into the Amendment No. 1 of the Registration Statement on Form S-3 of our report dated January 25, 2001 with respect to the consolidated financial statements of Information Architects Corporation and Subsidiary included in the Annual Report on Form 10-K for the year ended December 31, 2000.
/s/ HOLTZ RUBENSTEIN & CO., LLP
HOLTZ RUBENSTEIN & CO., LLP
Melville, New York
August 10, 2001